Exhibit 99.1

HubSpot Reports Q1 2018 Results

CAMBRIDGE, MA (May 10, 2018) — HubSpot, Inc. (NYSE: HUBS), a leading CRM, marketing, sales and customer experience platform, today announced financial results for the first quarter ended March 31, 2018.

Financial Highlights:

Revenue

•	Total revenue was $114.6 million, up 39% compared to the first quarter of 2017.

•	Subscription revenue was $108.6 million, up 40% compared to the first quarter of 2017.

•	Professional services and other revenue was $6.0 million, up 25% compared to the first quarter of 2017.

Operating Income (Loss)

•	GAAP operating margin was (9.9%) for the quarter, compared to (9.7%) in the first quarter of 2017.

•	Non-GAAP operating margin was 4.9% for the quarter, an improvement of approximately 3.3 percentage points from 1.6% in the first quarter of 2017.

•	GAAP operating loss was ($11.3) million for the quarter, compared to ($8.0) million in the first quarter of 2017.

•	Non-GAAP operating income was $5.6 million for the quarter, compared to $1.3 million in the first quarter of 2017. Non-GAAP operating income excludes stock-based compensation expense, amortization of acquired intangible assets, and acquisition related expenses.

Net Income (Loss)

•	GAAP net loss was ($15.4) million, or ($0.41) per basic and diluted share for the quarter, compared to ($8.1) million, or ($0.22) per basic and diluted share, in the first quarter of 2017.

•	Non-GAAP net income was $6.4 million, or $0.17 per basic and $0.15 per diluted share for the quarter, compared to a net income of $1.2 million, or $0.03 per basic and diluted share, in the first quarter of 2017. Non-GAAP net income per share excludes stock-based compensation expense, amortization of acquired intangible assets, acquisition related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs.

•	First quarter weighted average basic and diluted shares outstanding for GAAP net loss per share was 37.8 million, compared to 36.2 million basic and diluted shares in the first quarter of 2017.

•	First quarter weighted average basic and diluted shares outstanding for non-GAAP net income per share was 37.8 million and 41.0 million, respectively, compared to 36.2 million and 38.5 million, respectively, in the first quarter of 2017.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $557.5 million as of March 31, 2018.

•	During the first quarter, the company generated $17.9 million of free cash flow compared to $11.6 million during the first quarter of 2017.

Additional Recent Business Highlights

•	Grew total customers to 44,894 at March 31, 2018, up 44% from March 31, 2017.

•	Total average subscription revenue per customer was $10,016 during the first quarter of 2018 down 3% from the first quarter of 2017.

“Q1 was another strong quarter for HubSpot and I’m very pleased with the results. I’m really excited that today we’re launching our new Service Hub product line — an all-in-one customer service system designed to help our customers provide their customers with a superior end to end experience”, said Halligan. “With the launch of Service Hub, we now have three strong pillars in our suite, integrated on top of a CRM that is scaling well with our freemium entry point. Over the next year, we see a ton of opportunity with Service Hub and other initiatives as we continue to push forward with our mission to help millions of organizations grow better.”

Business Outlook

Based on information available as of May 10, 2018, HubSpot is issuing guidance for the second quarter of 2018 and raising guidance for full year 2018 as indicated below.

Second Quarter 2018:

•	Total revenue is expected to be in the range of $117 million to $118 million.

•	Non-GAAP operating income is expected to be in the range of $5.3 million to $6.3 million. This excludes stock-based compensation expense of approximately $19.6 million, amortization of acquired intangible assets of approximately $50 thousand, and acquisition related expenses of approximately $800 thousand.

•	Non-GAAP net income per common share is expected to be in the range of $0.14 to $0.16. This excludes stock-based compensation expense of approximately $19.6 million, amortization of acquired intangible assets of approximately $50 thousand, acquisition related expenses of approximately $800 thousand, and non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $5.1 million. This assumes approximately 41.5 million weighted average diluted shares outstanding.

Full Year 2018:

•	Total revenue is expected to be in the range of $489 million to $492 million, up from our previously guided range of $481 million to $485 million.

•	Non-GAAP operating income is expected to in be in the range of $22 million to $25 million, up from our previously guided range of $20 million to $24 million. This excludes stock-based compensation expense of approximately $76 million, amortization of acquired intangible assets of approximately $200 thousand, and acquisition related expenses of approximately $2.7 million.

•	Non-GAAP net income per common share is expected to be in the range of $0.59 to $0.65, up from our previously guided range of $0.51 to $0.59. This excludes stock-based compensation expense of approximately $76 million, amortization of acquired intangible assets of approximately $200 thousand, acquisition related expenses of approximately $2.7 million, and non-cash interest expense for the amortization of debt discount and debt issuance costs of approximately $20.3 million. This assumes approximately 42.3 million weighted average diluted shares outstanding.

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HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, and acquisition-related expenses in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Conference Call Information

HubSpot will host a conference call on Thursday, May 10, 2018 at 4:30 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To access this call, dial (866) 393-4306 (domestic) or (734) 385-2616 (international). The conference ID is 6597714. Additionally, a live webcast of the conference call will be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

Following the conference call, a replay will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 6597714. An archived webcast of this conference call will also be available in the “Investors” section of HubSpot’s website at www.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading CRM, marketing, sales, and customer experience platform. Over 44,500 total customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow for the three months ended March 31, 2018 and 2017. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2018; and statements regarding our ability to achieve continued success into the future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions

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we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 13, 2018 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$154,031	$87,680
Short-term investments	375,379	416,663
Accounts receivable — net of allowance for doubtful accounts of $577 and $617 at March 31, 2018 and December 31, 2017, respectively	54,208	60,676
Deferred commission expense	12,721	13,343
Restricted cash	5,968	4,757
Prepaid hosting costs	1,648	4,964
Prepaid expenses and other current assets	15,588	14,418

Total current assets	619,543	602,501
Long-term investments	28,100	31,394
Property and equipment, net	47,734	43,294
Capitalized software development costs, net	9,885	8,760
Deferred commission expense, net of current portion	11,228	—
Other assets	5,273	4,964
Intangible assets, net	6,262	6,312
Goodwill	14,950	14,950

Total assets	$742,975	$712,175

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,194	$4,657
Accrued compensation costs	14,680	16,329
Other accrued expenses	23,996	20,430
Deferred revenue	148,500	136,880

Total current liabilities	192,370	178,296
Deferred rent, net of current portion	19,646	18,868
Deferred revenue, net of current portion	2,284	2,277
Other long-term liabilities	4,222	3,927
Convertible senior notes	303,355	298,447

Total liabilities	521,877	501,815

Stockholders’ equity:
Common stock	39	38
Additional paid-in capital	516,934	496,461
Accumulated other comprehensive loss	(138)	(57)
Accumulated deficit	(295,737)	(286,082)

Total stockholders’ equity	221,098	210,360

Total liabilities and stockholders’ equity	$742,975	$712,175

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Subscription	$108,602	$77,503
Professional services and other	5,954	4,749

Total revenue	114,556	82,252

Cost of revenues:
Subscription	15,235	11,409
Professional services and other	7,142	5,663

Total cost of revenues	22,377	17,072

Gross profit	92,179	65,180

Operating expenses:
Research and development	26,352	13,370
Sales and marketing	59,910	46,672
General and administrative	17,241	13,138

Total operating expenses	103,503	73,180

Loss from operations	(11,324)	(8,000)

Other (expense) income:
Interest income	1,824	303
Interest expense	(5,174)	(52)
Other expense	(283)	(128)

Total other (expense) income	(3,633)	123

Loss before income tax expense	(14,957)	(7,877)
Income tax expense	(491)	(198)

Net loss	$(15,448)	$(8,075)

Net loss per share, basic and diluted	$(0.41)	$(0.22)
Weighted average common shares used in computing basic and diluted net loss per share:	37,832	36,205

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2018	2017
Operating Activities:
Net loss	$(15,448)	$(8,075)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	5,110	3,329
Stock-based compensation	16,046	9,303
Benefit for deferred income taxes	—	(27)
Amortization of debt discount and issuance costs	4,908	—
(Accretion) amortization of bond discount premium	(1,164)	77
Noncash rent expense	794	1,667
Unrealized currency translation	36	(46)
Changes in assets and liabilities
Accounts receivable	6,863	4,176
Prepaid expenses and other assets	1,880	1,061
Deferred commission expense	(5,068)	(464)
Accounts payable	166	(1,250)
Accrued expenses	1,674	922
Deferred rent	(48)	(34)
Deferred revenue	10,973	8,453

Net cash and cash equivalents provided by operating activities	26,722	19,092

Investing Activities:
Purchases of investments	(210,886)	(16,367)
Maturities of investments	256,250	15,860
Purchases of property and equipment	(6,239)	(5,835)
Capitalization of software development costs	(2,616)	(1,610)
Purchases of strategic investments	(250)	—

Net cash and cash equivalents provided by (used in) investing activities	36,259	(7,952)

Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(2,344)	(1,153)
Proceeds related to the issuance of common stock under stock plans	6,113	4,340
Repayments of capital lease obligations	(212)	(240)

Net cash and cash equivalents provided by financing activities	3,557	2,947

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	677	454

Net increase in cash, cash equivalents, and restricted cash	67,215	14,541
Cash, cash equivalents and restricted cash, beginning of period	92,784	60,185

Cash, cash equivalents and restricted cash, end of period	$159,999	$74,726

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended March 31,
	2018	2017
GAAP operating loss	$(11,324)	$(8,000)
Stock-based compensation	16,046	9,303
Amortization of acquired intangible assets	50	16
Acquisition related expenses	802	—

Non-GAAP operating income	$5,574	$1,319

GAAP operating margin	(9.9%)	(9.7%)
Non-GAAP operating margin	4.9%	1.6%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended March 31,
	2018	2017
GAAP net loss	$(15,448)	$(8,075)
Stock-based compensation	16,046	9,303
Amortization of acquired intangibles	50	16
Acquisition related expenses	802	—
Amortization of debt discount and debt issuance costs	4,908	—

Non-GAAP net income	$6,358	$1,244

Non-GAAP net income per share:
Basic	$0.17	$0.03
Diluted	$0.15	$0.03
Shares used in non-GAAP per share calculations
Basic	37,832	36,205
Diluted	41,048	38,497

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2018					2017
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$15,235	$7,142	$26,352	$59,910	$17,241	$11,409	$5,663	$13,370	$46,672	$13,138
Stock -based compensation	(277)	(690)	(4,764)	(6,492)	(3,823)	(115)	(449)	(2,442)	(3,770)	(2,527)
Amortization of acquired intangibles	(50)	—	—	—	—	(9)	—	—	(7)	—
Acquisition related expenses	—	—	(802)	—	—	—	—	—	—	—

Non-GAAP expense	$14,908	$6,452	$20,786	$53,418	$13,418	$11,285	$5,214	$10,928	$42,895	$10,611

GAAP expense as a percentage of revenue	13.3%	6.2%	23.0%	52.3%	15.1%	13.9%	6.9%	16.3%	56.7%	16.0%
Non-GAAP expense as a percentage of revenue	13.0%	5.6%	18.1%	46.6%	11.7%	13.7%	6.3%	13.3%	52.2%	12.9%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2018	2017
GAAP subscription margin	$93,367	$66,094
Stock -based compensation	277	115
Amortization of acquired intangible assets	50	9

Non-GAAP subscription margin	$93,694	$66,218

GAAP subscription margin percentage	86.0%	85.3%
Non-GAAP subscription margin percentage	86.3%	85.4%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended March 31,
	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$26,722	$19,092
Purchases of property and equipment	(6,239)	(5,835)
Capitalization of software development costs	(2,616)	(1,610)

Free cash flow	$17,867	$11,647

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Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation, amortization of acquired intangible assets, acquisition related expenses, and non-cash interest expense for the amortization of debt discount and debt issuance costs. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

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C.	Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.	In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com

Media Contact:

Ellie Botelho

ebotelho@hubspot.com

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